EXHIBIT 23.01

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-6892) of Clark/Bardes, Inc. of our report dated June 10, 2003 relating to the financial statements of Clark/Bardes, Inc. 401k Savings Plan, which appears in this Form 11-K.

/s/ Lane Gorman Trubitt, L.L.P.

Dallas, Texas
June 25, 2003


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